Exhibit 10.2

Corporation to Corporation

[State]

CONTRACT FOR DEED

This Agreement made this 1st day of July, 2004, between Seller and Purchaser, who agree as follows:

1.

Definitions.  For the purpose of this Agreement:

a.

"Purchaser" shall mean Burger Time Acquisition Corporation, a corporation organized under the laws of the State of Minnesota, whose mailing address is 13828 Lincoln Street NE, Ham Lake, Minnesota 55304.

b.

"Seller" shall mean Burger Time Corporation, a corporation organized under the laws of the State of North Dakota, whose mailing address is 675 12th Avenue NE, West Fargo, North Dakota 58078.

c.

"Property" shall mean the following described real estate, together with all improvements, hereditaments and appurtenances, in the County of __________, in the State of ___________:

[legal description]

d.

"Business" shall mean the businesses known as Burger Time, which are located at:

(1)

Fargo, North Dakota;

(2)

Bismarck, North Dakota;

(3)

Minot, North Dakota;

(4)

Grand Forks, North Dakota;

(5)

Moorhead, Minnesota;

(6)

Detroit Lakes, Minnesota;

(7)

Elk River, Minnesota;

(8)

Waite Park, Minnesota;

(9)

Sioux City, Iowa; and,

(10)

Sioux Falls, South Dakota.

e.

“Promissory Note” shall mean:

(1)

That promissory note between Seller as Lender and Purchaser as Borrower dated July 1, 2004 in the original principal amount of Three Hundred Thousand and 00/100 ($300,000.00) Dollars; and,

(2)

A promissory note between Seller as Lender and Purchaser as Borrower in the original principal amount of Three Hundred Thousand and 00/100 ($300,000.00) Dollars if the total purchase price under the Business Transfer Agreement is not paid in full by November 12, 2004.

f.

“Security Agreement” shall mean the security agreement between Seller as the Secured Party and Purchaser as the Debtor, securing:

(1)

This Contract for Deed and the other nine (9) Contract for Deeds relating to the sale of the Business; and,

(2)

The Promissory Note.

g.

“Real Estate Lease” shall mean the Real Estate Lease Agreement as originally entered into by Seller as Tenant and Dallas Vandenbos and Janice Vandenbos as Landlord, and any subsequent extensions, for the property located at 2300 West 12th Street, Sioux Falls, South Dakota.

h.

"Business Transfer Agreement" shall mean the agreement between Seller and Purchaser in which Seller agrees to sell and Purchaser agrees to buy the business assets of the enterprise owned by Seller and known as Burger Time.

i.

"Purchase Price" shall mean the monetary consideration for the purchase of the Property.

j.

"Agreement" shall mean this contract for deed between Seller and Purchaser.

2.

Conveyance.  Seller hereby sells, and Purchaser hereby buys the Property.

3.

Title.  Seller warrants that title to the Property is, on the date of this Agreement, and on the date of delivery of the warranty deed thereto, under Paragraph 4, below, shall be subject only to the following exceptions:

a.

Covenants, conditions, restrictions, declarations and easements of record, if any, not materially interfering with the use or occupancy of the Property;

b.

Reservations of minerals or mineral rights, if any;

c.

Building, zoning and subdivision laws and regulations;

d.

The lien of real estate taxes and installments of special assessments which are payable by Purchaser pursuant to this Agreement; and,

e.

The following liens or encumbrances:

NONE

4.

Purchaser’s Examination of Title; Cure by Seller.  Purchaser may, at its sole expense, obtain a commitment for a policy of title insurance covering the Property, which commitment shall be subject only to the standard exceptions to title on the ALTA form, and shall delete exceptions for survey matters or parties in possession.

a.

Purchaser may furnish Seller a copy thereof.  Seller shall cure any title defect or other exception shown thereon, at Seller’s sole cost and expense, and prior to the final payment by Purchaser hereunder and conveyance of title by Seller to Purchaser.

b.

If Purchaser cannot obtain a commitment for a policy of title insurance covering the Property without furnishing the title insurance company with a survey to the Property, Seller shall not be responsible to provide Purchaser with such survey.

5.

Delivery of Deed and Evidence of Title.  Upon Purchaser's prompt and full performance of this Agreement, Seller shall:

a.

Execute, acknowledge and deliver to Purchaser a warranty deed conveying to Purchaser marketable title in the Property, subject only to the following exceptions:

(1)

Those exceptions referred to in Paragraph 3 of this Agreement; and,

(2)

Liens, encumbrances and adverse claims or other matters which Purchaser has created, suffered or permitted to accrue after the date of this Agreement.

b.

Deliver to Purchaser the abstract of title to the Property or, if the title is registered, the owner's duplicate certificate of title.

6.

Purchase Price.  Purchaser shall pay to Seller, at Seller's mailing address, the Purchase Price in the sum of Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars, payable as follows:

a.

Interest.  Interest shall accrue from the date of possession at the annual rate of Six (6%) percent on the unpaid principal balance.

b.

Payment Schedule.  Payments of principal and interest shall be payable as follows:

(1)

With Respect to Payments of Interest:

(a)

The first payment of interest in the amount of One Thousand and 00/100 ($1,000.00) Dollars shall be due on August 1, 2004.

(b)

Subsequent monthly interest payments shall be due on the 1st day of each month thereafter, through and including July 1, 2020.

(c)

Any payments of interest shall not affect or be applied to the payments of principal.

(2)

With Respect to Payments of Principal:

(a)

At the Time of Closing, Purchaser shall pay to Seller as a down payment the sum of Fifty Thousand and 00/100 ($50,000.00) Dollars, the receipt of which is hereby acknowledged.

(b)

The balance of the Purchase Price in the amount of Two Hundred Thousand and 00/100 ($200,000.00) Dollars shall be payable as follows:

i.

The first principal payment in the amount of Ten Thousand and 00/100 ($10,000.00) Dollars shall be due on July 1, 2005.

ii.

Subsequent annual principal payments in the amount of Ten Thousand and 00/100 ($10,000.00) Dollars shall be due on the 1st day of July of each year through and including July 1, 2020.

iii.

On July 1, 2020, the then remaining principal balance, together with all accrued interest, shall be due and payable in full.

(3)

Late Payment Service Charge.  With respect to late payments of principal:

(a)

Payments received subsequent to the due date shall be subject to a late payment service charge in the amount of One Thousand and 00/100 ($1,000.00) Dollars.

(b)

If the service charge is not paid along with the arrearage from which the service charge arose within five (5) days, then the amount of the service charge shall add to the unpaid principal balance and shall become an amount immediately due, together with interest from the date of default at the rate accruing on the unpaid principal balance, under this Agreement.

c.

Stipulation Regarding Balloon Payment.  Purchaser and Seller stipulate that they understand that the payment due on July 1, 2020, constitutes what is commonly known as a "balloon payment."

(1)

To the extent Seller deems necessary, Seller has determined the income tax impact of the balloon payment.

(2)

Purchaser has considered the possibility that alternate financing of the balloon payment may not be available or, if available, may involve a higher rate of interest.

7.

Prepayment of Principal.  Prepayment of principal shall be in accordance with the following, subject to Paragraph 26 of this Agreement:

a.

Commencement.  Purchaser may prepay the unpaid principal balance at any time in full or in part without penalty.

b.

Subsequent Installments.  Any such prepayment shall not change the amount of or postpone the due date of any subsequent installments of principal and interest until the principal balance and accrued interest shall have been paid in full.

8.

Acceleration of Principal Balance on Sale ("Due on Sale").  If the Property is conveyed, the unpaid principal balance and accrued interest shall become immediately due and payable.

9.

Real Estate Taxes and Special Assessments.  Real estate taxes and special assessments shall be paid as follows:

a.

Proration of Taxes.  Seller shall pay all real estate taxes and installments of special assessments pertaining to January 1, 2004 to the Time of Closing.

(1)

Purchaser shall pay all real estate taxes and installments of special assessments from the Time of Closing until December 31, 2004.

(2)

Seller warrants that the real estate taxes and installments of special assessments which pertain to 2003 and previous years have been paid in full.

b.

Purchaser's Responsibility.  Purchaser shall pay all real estate taxes and installments of special assessments pertaining to calendar year 2005 and in all subsequent years.

c.

Special Assessments Not Certified for Collection.  Purchaser shall assume all special assessments which have not been certified for collection at the time of closing.

10.

Casualty Insurance.  At Purchaser's expense, Purchaser at all times shall insure the buildings, improvements and fixtures now or later located on or a part of the Property against loss by fire, extended coverage perils, vandalism and malicious mischief in an amount equal to their full insurable value.

a.

Risk of Loss.  Risk of loss shall pass to Purchaser when Purchaser becomes entitled to physical possession.

b.

Loss Payable Clause.  The insurance policy shall contain a loss payable clause in favor of Seller which provides that Seller's right to recover under the policy shall not be impaired by any acts or omissions of Purchaser or Seller and that Seller shall otherwise be afforded all rights and privileges customarily provided a mortgagee under the so-called "standard mortgage clause".

c.

Proof of Payment.  Purchaser shall provide proof of premium payment to Seller within fifteen (15) days of the premium due date.

d.

Notice of Damage.  In the event of damage to the Property by fire or other casualty, Purchaser shall promptly give notice of such damage to Seller and to the insurance company.

11.

Damage to the Property.  If the Property is damaged by fire or other casualty:

a.

Application of Insurance Proceeds.  The insurance proceeds paid on account of such damage shall be applied to payment of the amounts payable by Purchaser under this Agreement, even if such amounts are not then due to be paid, unless Purchaser makes a permitted election described in subparagraph b of this Paragraph.

(1)

Such amounts shall be first applied to unpaid accrued interest and next to the installments to be paid in the inverse order of their maturity.

(2)

Such payment shall not postpone the due date of the unpaid installments or change the amount of such installments.

(3)

The balance of the insurance proceeds, if any, shall be the property of the Purchaser.

b.

Purchaser's Election to Rebuild.  If Purchaser is not in default under this Agreement, or after curing any such default, Purchaser may elect to have that portion of such insurance proceeds necessary to repair, replace or restore the damaged Property (the repair work) deposited in escrow with a bank or title insurance company qualified to do business in the State of North Dakota, or such other party as may be mutually agreeable to Seller and Purchaser.

(1)

The election may be made only by written notice to Seller within sixty (60) days after the damage occurs.  In addition, the election will only be permitted if the plans and specifications and contracts for the repair work are approved by Seller, which approval Seller shall not unreasonably withhold or delay.

(2)

If such a permitted election is made by Purchaser, Seller and Purchaser shall jointly deposit, when paid, such insurance proceeds into such escrow.

(a)

If such insurance proceeds are insufficient for the repair work, Purchaser shall, before the commencement of the repair work, deposit into such escrow sufficient additional money to insure the full payment of the repair work.

(b)

Even if the insurance proceeds are unavailable or insufficient to pay the cost of the repair work, Purchaser shall at all times be responsible to pay the full cost of the repair work.

(c)

All escrowed funds shall be disbursed by the escrow agent in accordance with generally accepted sound construction disbursement procedures.

(d)

The costs incurred or to be incurred on account of such escrow shall be deposited by Purchaser into such escrow before commencement of the repair work.

(3)

Purchaser shall complete the repair work as soon as reasonably possible and in a good and workmanlike manner and, in any event, the repair work shall be completed by Purchaser within one (1) year after the damage occurs.

(4)

If, following the completion and payment for the repair work, there remain any undisbursed escrow funds, such funds shall be applied to payment of the amounts payable by Purchaser under this Agreement in accordance with Subparagraph a of this Paragraph.

12.

Injury or Damage Occurring on the Property.  Seller shall be free from liability and claims for damages by reason of injuries occurring on or after the date of possession to any person or persons or property while on or about the Property.

a.

Indemnification.  Purchaser shall defend and indemnify Seller from all liability, loss, costs and obligations, including reasonable attorney's fees, on account of or arising out of any such injuries.  However, Purchaser shall have no liability or obligation to Seller for such injuries which are caused by the negligence or wrongful acts or omissions of Seller.

b.

Liability Insurance.  Purchaser shall, at Purchaser's own expense, procure and maintain liability insurance against claims for bodily injury, death and property damage occurring on or about the Property in amounts reasonably satisfactory to Seller and naming Seller as an additional insured.

13.

General Insurance Provisions.  With regard to the insurance which Purchaser is required to procure and maintain under this Agreement:

a.

Authorized Companies.  The policy or policies shall be issued by an insurance company or companies licensed to do business in the State of North Dakota and acceptable to Seller.

b.

Continuous Coverage.  The insurance shall be maintained by Purchaser at all times while any amount remains unpaid under this Agreement.

c.

Required Notice.  The policy or policies shall provide for not less than ten (10) days written notice to Seller before cancellation, non-renewal, termination or change in coverage.

d.

Proof of Coverage.  Purchaser shall deliver to Seller a duplicate original or a certificate of such insurance policy or policies.

14.

Condemnation.  If all or any part of the Property is taken in condemnation proceedings instituted under power of eminent domain or is conveyed in lieu of such proceedings under threat of condemnation, the money paid pursuant to such condemnation or conveyance in lieu of condemnation shall be applied to payment of the amounts payable by Purchaser under this Agreement, even if such amounts are not then due to be paid.

a.

Such amounts shall be applied first to unpaid accrued interest and next to the installments to be paid as provided in this Agreement in the inverse order of their maturity.

b.

Such payment shall not postpone the due date of the installments to be paid pursuant to this Agreement or change the amount of such installments.

c.

The balance, if any, shall be the property of Purchaser.

15.

Removal of Improvements.  Purchaser shall not renovate, modify or remove any buildings, fixtures, trees, shrubbery or improvements which are now on the Property or which may be in the future erected, placed or made on the Property, except that Purchaser may repair or replace building components or systems or fixtures or equipment therein in the ordinary course of Purchaser’s business, provided such repair or replacement conforms to all applicable ordinances and codes.  Such buildings, fixtures, trees, shrubbery and improvements shall be and shall remain the property of Seller, subject to the contractual interest of Purchaser hereunder, until this Agreement shall be fully performed by Purchaser.

16.

Liens or Adverse Claims.  Purchaser shall not create or permit to accrue liens or adverse claims against the Property which constitute a lien or claim against Seller's interest in the Property.  Purchaser shall pay to Seller all amounts, costs and expenses, including reasonable attorney's fees, incurred by Seller to remove any such liens or adverse claims.

17.

Waste.  Purchaser shall commit neither active waste nor permissive waste on the Property.

18.

Assignment of Agreement.  Purchaser shall not assign Purchaser's rights under this Agreement.

19.

Protection of Interests.  If Purchaser fails to pay any sum of money required under the terms of this Agreement or fails to perform any obligation as set forth in this Agreement, Seller may, at Seller's option, pay the same or cause the same to be performed, or both.  The amounts so paid by Seller and the cost of such performance shall be payable at once, with interest at the rate accruing on the unpaid principal balance, as an additional amount due to Seller under this Agreement.  If Seller hereafter creates, suffers or permits to accrue, any mortgage, contract for deed, lien or encumbrance against the Property and, provided Purchaser is not in default under this Agreement, Seller shall timely pay all amounts due on said mortgage, contract for deed, lien or encumbrance.  If Seller fails to do so, Purchaser may, at Purchaser's option, pay any such delinquent amounts and deduct the amounts paid from the installment(s) next coming due under this Agreement.  In any event, any such mortgage, contract for deed, lien or encumbrance shall not exceed the remaining unpaid principal balance under this Agreement.

20.

Leases.  Seller warrants that the Property is not subject to any lease agreements.

21.

Assignment of Rents.  Purchaser does hereby:

a.

Assign to Seller all of Purchaser's right, title, interest and demand in and to the rents from the Property;

b.

Assign all leases, whether oral or written, now existing or hereafter made;

c.

Empower Seller to collect said rents as they shall become due and to receipt for the same;

d.

Direct each of the tenants to pay such rents as may now be due or which may hereafter become due to Seller during the term of this Agreement;

e.

Constitute and appoint Seller as Purchaser's attorney-in-fact to renew any and all leases or to make new leases or agreements with regard to the Property as Seller shall, in Seller's sole discretion, deem proper from time to time.

However, this assignment of rents shall not become effective unless Purchaser shall default in the covenants, terms and conditions of this Agreement and shall again be suspended upon the Purchaser's cure of the default.

22.

Physical Possession.  Purchaser shall be given physical possession of the Property on the date of this Agreement.

23.

Default.  The time of performance by Purchaser of the terms of this Agreement is an essential part of this Agreement.  Should Purchaser fail to timely perform any of the terms of this Agreement, Seller may, at Seller's option, elect to declare this Agreement cancelled and terminated by notice to Purchaser in accordance with applicable law.  All right, title and interest acquired under this Agreement by Purchaser shall then cease and terminate.  All improvements made upon the Property and all payments made by Purchaser pursuant to this Agreement shall belong to Seller as liquidated damages for breach of this Agreement.  Neither the extension of the time for payment of any sum of money to be paid under this Agreement nor any waiver by Seller of Seller's rights to declare this Agreement forfeited by reason of any breach shall in any manner affect Seller's right to cancel this Agreement because of defaults subsequently occurring, and no extension of time shall be valid unless agreed to in writing.  After service of notice of default and failure to cure such default within the period allowed by law, Purchaser shall, upon demand, surrender possession of the Property to Seller.  However, Purchaser shall be entitled to possession of the Property until the expiration of such period.

24.

Cross Default.  This Agreement is made between Purchaser and Seller in conjunction with nine (9) other Contract for Deeds relating to the sale of the Business.

a.

Purchaser and Seller hereby agree that a default in this Agreement or any one (1) of the other Contract for Deeds shall:

(1)

constitute a default under this Agreement and any and all Contract for Deeds and Purchaser must cure any and all defaults under this Agreement and all other Contract for Deeds, otherwise Seller shall have the right to cancel all of the Contract for Deeds relating to the Business;

(2)

constitute a default under the Security Agreement and Seller as Secured Party shall have the rights pursuant to the terms of the Security Agreement; and,

(3)

constitute a default under the Real Estate Lease and shall immediately allow Seller the rights as Tenant and/or Assignee under the Real Estate Lease.

b.

Purchaser and Seller further agree that in the event of cancellation, Purchasers rights to cure a default shall be limited to curing the defaults under this Agreement and all Contract for Deeds and unless a default under this Agreement and all Contract for Deeds are cured, Purchaser shall not effectuate redemption from the cancellation of this Agreement and all of the Contract for Deeds.

25.

Cross Default - Promissory Note.  With respect to the Promissory Note:

a.

This Agreement is made between Purchaser and Seller in conjunction with the Promissory Note relating to the sale of the Business.

b.

Purchaser and Seller hereby agree that a default in this Agreement or any one (1) of the other Contract for Deeds relating to the sale of the Business, shall constitute a default under the Promissory Note and Purchaser must cure any and all defaults and all other Contract for Deeds, otherwise Seller shall have the right to accelerate the Promissory Note with all accrued interest and principal remaining becoming immediately due and payable.

26.

Prepayment.  Purchaser and Seller agree that Purchaser shall have a right to pre-pay any and all of the unpaid principal balance of this Agreement and any and all other Contract for Deeds between Purchaser and Seller relating to the Business, except that any and all prepayment shall be apportioned proportionately between the unpaid principal balance under this Agreement and all other Contract for Deeds and Purchaser shall not be able to apply prepayments to any individual Contract for Deed in excess of its proportionate relationship with all of the Contract for Deeds.

27.

Administration and Construction.  This Agreement shall be administered and construed in accordance with the following provisions:

a.

Access.  Seller covenants and warrants that there is ingress and egress to the Property.

b.

Time.  Time is of the essence of this Agreement.  Any reference in this Agreement to time periods of less than six (6) days shall in the computation of such time exclude Saturdays, Sundays and legal holidays.

(1)

Any reference in this Agreement to time periods of six (6) days or greater shall in the computation of such time include Saturdays, Sundays and legal holidays.

(2)

Any time period provided in this Agreement which shall end on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. on the next full business day.

c.

Attorney's Fees and Costs.  In connection with any litigation, including appellate proceedings, arising out of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs.

d.

Notices.  Any and all notices or other communication provided for in this Agreement shall be given in writing by registered or certified mail which, unless otherwise designated by a party, shall be addressed to the addresses shown in Paragraph 1 of this Agreement.

(1)

As to registered mail, notice shall be deemed served when properly addressed and duly accepted for mailing as registered mail in a branch of the United States Postal Service.

(2)

As to certified mail, notice shall be deemed served when duly deposited in a United States Postal Service mailbox or at a branch of the United States Postal Service.

e.

Execution in Counterparts.  This Agreement may be executed in counterparts, each of which shall be considered as an original of the Agreement.  All executed counterparts shall constitute, and shall have the force and effect, of one and the same document, and shall be binding upon those who execute the Agreement, regardless of whether all parties execute the same document.

f.

Captions.  The captions on the paragraphs and subparagraphs of this Agreement are inserted only for the purpose of convenient reference.  The captions shall not be used to construe or interpret the Agreement nor to prescribe the scope or intent of the Agreement.

g.

Specific Performance.  The parties stipulate that it is impossible to measure in money the damages which will accrue to a party to this Agreement by reason of a failure to perform any of the obligations under this Agreement.

(1)

Therefore, if any party to this Agreement shall institute any action or proceeding to enforce the provisions of this Agreement, any person against whom such action or proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law.

(2)

Such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

h.

Severability.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect its other provisions.  The Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

i.

Entire Agreement.  This Agreement constitutes the complete and entire understanding of the parties concerning the conveyance of their Property.  Neither party shall be bound by or be liable for any statements, warranties, guarantees, or representations not set forth in this Agreement which may have been made by any broker, agent, employee or other person representing or purporting to represent a party to this Agreement.

j.

Modification.  No change or modification of this Agreement shall be valid unless the same be in writing and signed by all of the parties to this Agreement.

k.

Covenants to Run with Property.  All covenants, terms and conditions in this Agreement shall run with the Property.

l.

Persons Bound by this Agreement.  This Agreement shall be binding upon the parties and their successors in interest.  The rights and obligations of any party to this Agreement may be exercised or satisfied by that party's legal representative.

m.

Governing Law.  The provisions of this Agreement shall be governed by the laws of the State of South Dakota.  Any court proceedings or litigation arising out of or pertaining to this Agreement shall be venued in state district court in ____________ County, ___________.

n.

Recording.  Either party may record this Agreement against the Property, at its expense.

IN WITNESS OF ITS TERMS AND CONDITIONS, the parties have executed this Agreement.

BURGER TIME CORPORATION, Seller

  By____________________________________

Douglas R. Geeslin,

President and Secretary

BURGER TIME ACQUISITION CORPORATION, Purchaser

   By___________________________________

Mark Buckrey,

Chief Financial Officer

STATE OF MINNESOTA

)

)ss

COUNTY OF CLAY

)

On this 1st day of July, 2004, before me, a notary public within and for said County, personally appeared Douglas R. Geeslin to me known to be the President and Secretary of Burger Time Corporation, a North Dakota Corporation, described in and who executed the foregoing Agreement and acknowledged that he executed the same on behalf of the Corporation as the free act and deed of the Corporation.

Notary Public

STATE OF MINNESOTA

)

)ss

COUNTY OF CLAY

)

On this 1st day of July, 2004, before me, a notary public within and for said County, personally appeared Mark Buckrey, to me known to be the Chief Financial Officer of Burger time Acquisition Corporation, a Minnesota Corporation, described in and who executed the foregoing Agreement and acknowledged that he executed the same on behalf of the Corporation as the free act and deed of the Corporation.

Notary Public

THIS INSTRUMENT DRAFTED BY:

REAL ESTATE TAX STATEMENTS TO:

Gregory P. Hammes

Burger Time Acquisition Corporation

Vogel Law Firm

13828 Lincoln Street NE

215 30th Street North

Ham Lake, MN  55304

P.O. Box 1077

Moorhead, Minnesota 56561-1077

(218) 236-6462